FORM 8-K


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549




                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: December 22, 2000

               Date of Earliest Event Reported: December 18, 2000


                            DOLLAR TREE STORES, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-25464

                VIRGINIA                             54-1387365
   (State or other jurisdiction of                (I.R.S. Employer
    incorporation or organization)                 Identification No.)

                                500 Volvo Parkway
                              Chesapeake, VA 23320
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (757) 321-5000




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Item 5.  OTHER EVENTS.

                  DOLLAR TREE STORES, INC. COMMENTS ON OUTLOOK
                      FOR FOURTH QUARTER AND FULL YEAR 2000

As discussed in a press release distributed on December 18, 2000 and in a publicly available telephone conference call on December 20, 2000, Dollar Tree issued the following outlook for the fourth quarter and full year 2000:

Earnings Per Share

We expect to report diluted earnings per share of approximately $0.59 to $0.62 for the fourth quarter of 2000, which is below our original expectation. We currently estimate that approximately $0.03 of this shortfall will be due to increased Dollar Express expenses and decreased margin arising primarily from a change in the merchandise mix across our entire company. We estimate that the remaining shortfall will be primarily attributable to reduced sales. For the full year 2000, we anticipate that diluted earnings per share, excluding merger-related costs and expenses, will be in the range of $1.13 to $1.16, an increase of 23% to 26% over calendar year 1999.

Sales

During this all-important holiday season, we have seen less customer traffic in our stores, primarily in the East. Through November, the number of customer transactions in comparable stores was down almost 2%. Sales trends to date in the month of December have continued to be lower than expected. If this trend continues, we estimate that total sales for the quarter will be in the $605 to $615 million range, which is also below our original expectation. Our annual total sales increase is still expected to be 25% to 26% year over year.

We anticipate that new stores will account for approximately $13 million of our sales shortfall. We believe this shortfall is attributable to delays in the opening of new stores in the fourth quarter, lower customer traffic, and lower than expected fourth quarter seasonal sales in our new larger format stores. We believe these larger format stores will continue to meet management's expectations for annual sales. However, we now expect that a smaller percentage of their annual sales may occur during the fourth quarter than we originally anticipated, at least in this disappointing retail sales environment.

We expect to pick up an additional two days of pre-Christmas shopping because of a shift in Christmas to a Monday this year. We anticipate that our fourth quarter comparable store sales increase will be 2% to 3%, including the positive effects of the calendar shift and relocations and expansions. However, comparable store sales to date are below that level and the quarterly increase we estimate may not occur.

Dollar Express

In addition, the acquired Dollar Express stores are operating below plan due to several factors, including disappointing customer traffic. Based on our current estimates, we believe that we will need to accrue additional expenses of approximately $1.5 million in the fourth quarter of 2000, representing a further increase in our estimate of Dollar Express liabilities existing as of the merger date. Dollar Express will be dilutive to our earnings per share for the calendar year 2000 and we believe it will also be dilutive in the fourth quarter.

Our current estimates concerning Dollar Express's operating results and pre-merger liabilities could possibly increase by the end of the fourth quarter of 2000 or during the first two quarters of 2001. Inventory shrinkage at the Dollar Express stores and at the Philadelphia distribution center may be higher than we currently estimate. We may also have to increase our current estimates of Dollar Express liabilities existing as of the merger date. However, we do not believe that these Dollar Express charges will require us to accrue more than an additional $2.0 million.

Beginning in the first quarter of 2001, we now plan to remodel and reformat approximately 75 of the Dollar Express stores. As in past acquisitions, we believe this will improve sales and operating results of the acquired stores. We expect to convert these stores during the first three quarters of 2001.
Conversions will involve installation of new display fixtures and the implementation of new store layouts and display techniques consistent with existing Dollar Tree stores, depending on the store's condition. We will stock inventory comparable to our overall merchandise mix. We also plan to install our warehouse management system in the Philadelphia distribution center during the first quarter of 2001.

Gross Margin

Based on current trends, the company expects gross margin for the quarter to be in the 38.5% to 38.8% range, slightly lower than planned primarily because of a shift in merchandise mix.

Selling, General and Administrative Expenses

Selling, general and administrative expenses are expected to total $108 to $110 million, roughly 17.8% of sales, based on current trends. With lower results, there is a loss of leverage on selling, general and administrative expenses as a percentage of sales. As previously reported in our latest Quarterly Report on Form 10-Q, depreciation and amortization expense has been impacted by an additional $600,000 to phase out Dollar Express's warehouse management system. Interest expense will be affected by the lower sales and profit expectations for the quarter.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS:

This filing contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements address future events, developments or results and typically use words such as believe, anticipate, expect, intend, plan or estimate. For example, our forward-looking statements include statements regarding: diluted earnings per share for the fourth quarter of 2000 and calendar year 2000; our total sales for the fourth quarter of 2000 and calendar year 2000; the sales shortfall in the fourth quarter related to new stores; sales patterns related to our larger format stores; comparable store sales; the effect of additional shopping days on pre-Christmas sales; the performance of Dollar Express, the remodeling of Dollar Express stores and expense accruals relating to Dollar Express; gross margin as well as selling, general and administrative expenses for the fourth quarter; and depreciation, amortization and interest expenses. These forward-looking statements are subject to numerous risks and uncertainties which may affect us including:

o the difficulties and uncertainties in adding and operating larger stores, with which we have less experience;

o    adverse weather and economic conditions, such as consumer confidence;

o the seasonality of our sales and the importance of our fourth quarter operating results;

o    the difficulties in managing our aggressive growth plans;

o    the uncertainties associated with opening stores on a timely basis;

o possible difficulties in meeting our sales and other expansion goals and anticipated comparable store sales;

o possible delays, costs and other difficulties in integrating Dollar Express with our business;

o possible increases in merchandise costs, shipping rates, freight costs, wage levels, inflation, competition and other adverse economic factors; and

o the capacity and performance of our distribution system and our ability to expand its capacity in time to support our sales growth.

For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business" sections in our prospectus filed August 3, 2000 and our Annual Report on Form 10-K filed March 17, 2000 and the
"Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Quarterly Report on Form 10-Q filed November 14, 2000. Also, carefully review "Risk Factors" in our most recent prospectus filed November 9, 2000. In light of these risks and uncertainties, the future events, developments or results described by our forward-looking statements in this document could turn out to be materially and adversely different from those we discuss or imply.

We are not obligated to release publicly any revisions to any forward-looking statements contained in this filing to reflect events or circumstances occurring after the date of this report or to reflect the occurrence of future events and you should not expect us to do so.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DATE:  December 22, 2000

                               DOLLAR TREE STORES, INC.


                            By:/s/ Frederick C. Coble
                               --------------------------------
                               Frederick C. Coble
                               Senior Vice President, Chief Financial Officer